EXHIBIT 3.2





                                     BYLAWS


                       WEST METRO FINANCIAL SERVICES, INC.






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
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                                                BYLAWS

                                  WEST METRO FINANCIAL SERVICES, INC.


                                                 INDEX
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                                                            PAGE
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
ARTICLE ONE -- OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE TWO -- SHAREHOLDERS' MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.1  Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.2  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.3  Place. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.4  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.5  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.6  Proxies; Required Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.7  Presiding Officer and Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.8  Shareholder List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.9  Action in Lieu of Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE THREE -- DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.1  Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.2  Number of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.3  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.4  Election of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.5  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.6  Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.7  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.8  Honorary and Advisory Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE FOUR -- COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     4.1  Executive Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     4.2  Other Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     4.3  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE FIVE -- MEETINGS OF THE BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . .    5
     5.1  Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     5.2  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.3  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5


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     5.4  Content and Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     5.5  Quorum; Participation by Telephone . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     5.6  Action in Lieu of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
     5.7  Interested Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE SIX -- OFFICERS, AGENTS AND EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     6.1  General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     6.2  Powers and Duties of the Chairman of the Board, the Chief Executive Officer
             and the President. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     6.3  Powers and Duties of Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     6.4  Powers and Duties of the Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     6.5  Powers and Duties of the Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     6.6  Appointment, Powers and Duties of Assistant Secretaries. . . . . . . . . . . . . . . . .   9
     6.7  Appointment, Powers and Duties of Assistant Treasurers . . . . . . . . . . . . . . . . .   9
     6.8  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE SEVEN -- CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     7.1  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     7.2  Shareholder List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.3  Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.4  Record Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.5  Registered Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.6  Transfer Agent and Registrars. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     7.7  Lost Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     7.8  Fractional Shares or Scrip . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE EIGHT -- BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS. . . . . . . . . . . . . . . . . . . .  11
     8.1  Inspection of Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     8.2  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     8.3  Annual Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE NINE -- INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     9.1  Authority to Indemnify . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     9.2  Mandatory Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     9.3  Advance for Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     9.4  Court-ordered Indemnification and Advances for Expenses. . . . . . . . . . . . . . . . .  13
     9.5  Determination of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     9.6  Authorization of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     9.7  Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     9.8  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     9.9  Continuation of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


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ARTICLE TEN -- NOTICES; WAIVERS OF NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     10.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     10.2  Waivers of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE ELEVEN -- EMERGENCY POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     11.1  Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     11.2  Lines of Succession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     11.3  Head Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     11.4  Period of Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     11.5  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     11.6  Officers as Directors Pro Tempore . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     11.7  Liability of Officers and Directors . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE TWELVE -- CHECKS, NOTES, DRAFTS, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE THIRTEEN -- AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


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
                                     BYLAWS
                                       OF
                       WEST METRO FINANCIAL SERVICES, INC.



                                   ARTICLE ONE

                                     OFFICES


     The Corporation shall at all times maintain its principal office in Dallas, Georgia, its registered office in the State of Georgia and its registered agent at that address, but it may have other offices located within or outside the State of Georgia as the board of directors may determine.


                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

     2.1     Annual Meeting.  A meeting of shareholders of the Corporation shall
             --------------
be held annually, within six (6) months after the end of each fiscal year of the Corporation. The annual meeting shall be held at such time and place and on such date as the directors shall determine from time to time and as shall be specified in the notice of the meeting.

     2.2     Special Meetings.  Special meetings of the share-holders may be
             ----------------
called at any time by the Corporation's board of directors, its chief executive officer, its president, and by the Corporation upon the written request of any one or more shareholders, owning an aggregate of not less than twenty-five percent of the outstanding shares of voting common stock of the Corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

     2.3     Place.  Annual or special meetings of shareholders may be held
             -----
within or without the State of Georgia.

     2.4     Notice.  Notice of annual or special shareholders meetings stating
             ------
place, day and hour of the meeting shall be given in writing not less than ten nor more than sixty days before the date of the meeting, either mailed to the last known address or personally given to each share-holder entitled to vote at the meeting. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or share exchange of the Corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or share exchange, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

     2.5     Quorum.  At all meetings of shareholders a majority of the
             ------
outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

     2.6     Proxies; Required Vote.  At every meeting of the shareholders,
             ----------------------
including meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws.

     2.7     Presiding Officer and Secretary.  At every meeting of shareholders,
             -------------------------------
the chairman, the chief executive officer or the president, or, if such officers shall not be present, then the person appointed by one of them shall preside. The secretary or an assistant secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

     2.8     Shareholder List.  The officer or agent having charge of the stock
             ----------------
transfer books of the Corporation shall produce for inspection of any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

     2.9     Action in Lieu of Meeting.  Any action to be taken at a meeting of
             -------------------------
the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by those persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by class) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

                                  ARTICLE THREE
                                    DIRECTORS

     3.1     Management.  Subject to these bylaws, or any lawful agreement
             ----------
between the shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the board of directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

     3.2     Number of Directors.  The initial board of directors shall consist
             -------------------
of seven (7) members. Thereafter, the board of directors shall consist of not less than five (5) nor more than twenty five (25) members. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, or by the board of directors by the affirmative vote of a majority vote of all directors then in office.

     3.3     Vacancies.  The directors, even though less than a quorum, may
             ---------
fill any vacancy on the board of directors, including a vacancy created by an increase in the number of directors. Such appointment by the directors shall continue until the expiration of the term of the director whose place has become vacant, or until the next election of directors by the shareholders and until the election and qualification of his or her successor, or until his or her earlier resignation, removal from office or death.

     3.4      Election of Directors.  Directors shall be elected at each annual
              ---------------------
meeting of the shareholders, and a director shall serve for a term of one (1) year and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office, or death.

     3.5     Removal.  Any director may be removed from office, with or without
             -------
cause, upon the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

     3.6     Resignation.  Any director may resign at any time either orally at
             -----------
any meeting of the board of directors or by so advising the chairman of the board, the chief executive officer or the president or by giving written notice to the Corporation. A director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the board of directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.

     3.7     Compensation.  Directors may be allowed such compensation for their
             ------------
services as directors as may from time to time be fixed by resolution of the board of directors.

     3.8     Honorary and Advisory Directors.  When a director of the
             -------------------------------
Corporation retires under the retirement policies of the Corporation as established from time to time by the board of directors, such director automatically shall become an honorary director of the Corporation following his or her retirement. The board of directors of the Corporation also may appoint any individual an honorary director, director emeritus, or member of any advisory board established by the board of directors. Any individual automatically becoming an honorary director or appointed an honorary director, director emeritus, or member of an advisory board as provided by this Section
3.8 may be compensated as provided in Section 3.7, but such individual may not vote at any meeting of the board of directors or be counted in determining a quorum as provided in Section 5.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.


                                  ARTICLE FOUR
                                   COMMITTEES

     4.1     Executive Committee.  (a) The board of directors may, by resolution
             -------------------
adopted by a majority of the entire board, designate an executive committee consisting of one or more directors. Each executive committee member shall hold office until the first meeting of the board of directors after the annual meeting of shareholders and until the member's successor is elected and qualified, or until the member's death, resignation or removal, or until the member shall cease to be a director.

          (a) During the intervals between the meetings of the board of directors, the executive committee may exercise all the authority of the board of directors; provided, however, that the executive committee shall not have the power to amend or repeal any resolution of the board of directors that by its terms shall not be subject to amendment or repeal by the executive committee, and the executive committee shall not have the authority of the board of directors in reference to (i) the amendment of the Articles of Incorporation or bylaws of the Corporation; (ii) the adoption of a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation; or (iv) a voluntary dissolution of the Corporation or the revocation of any such voluntary dissolution.

          (b) The executive committee shall meet from time to time on call of the chairman of the board, the chief executive officer, the president or of any two or more members of the executive committee. Meetings of the executive committee may be held at such place or places, within or without the State of Georgia, as the executive committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The executive committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the board of directors at the meeting thereof held next after they have been taken.

          (c) The executive committee shall act by majority vote of its members; provided, however, that contracts or transactions of and by the Corporation in which officers or directors of the Corporation are interested shall require the affirmative vote of a majority of the disinterested members of the executive committee at a meeting of the executive committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the executive committee prior to the vote.

          (d) Members of the executive committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

          (e) The board of directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of the executive committee who may act in the place and stead of any absent member or members at any meeting of said committee.

     4.2     Other Committees.  The board of directors, by resolution adopted by
             ----------------
a majority of the entire board, may designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the board of directors, except the powers denied to the executive committee, as may be determined from time to time by the board of directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the executive committee.

     4.3     Removal.  The board of directors shall have power at any time to
             -------
remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.


                                  ARTICLE FIVE
                       MEETINGS OF THE BOARD OF DIRECTORS

     5.1     Time and Place.  Meetings of the board of directors may be held at
             --------------
any place either within or without the State of Georgia.

     5.2     Regular Meetings.  Regular meetings of the board of directors may
             ----------------
be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the board of directors from time to time.

     5.3     Special Meetings.  Special meetings of the board of directors may
             ----------------
be called by the chairman of the board, the chief executive officer, or the president on not less than one day's notice by mail, telegram, cablegram, personal delivery, telephone or electronic mail to each director and shall be called by the chairman of the board, the chief executive officer or the president in like manner and on like notice on the written request of any two or more directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting.

     5.4     Content  and  Waiver  of  Notice.  No  notice of any meeting of the
             --------------------------------
board of directors need state the purposes thereof. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting.
Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     5.5     Quorum; Participation by Telephone.  At all meetings of the board
             ----------------------------------
of directors, the presence of a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these bylaws, all resolutions adopted and all business transacted by the board of directors shall require the affirmative vote of a majority of the directors present at the meeting. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

     5.6     Action in Lieu of Meeting.  Any action required or permitted to be
             -------------------------
taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board of directors and upon compliance with any further requirements of law pertaining to such consents.

     5.7     Interested Directors and Officers.  An interested director or
             ---------------------------------
officer is one who is a party to a contract or transaction with the Corporation or who is an officer or director of, or has a financial interest in, another Corporation, partnership or association which is a party to a contract or transaction with the Corporation. Contracts and transactions between the Corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the board of directors or appropriate committee by the affirmative vote of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the board or committee prior to the vote; or (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board, committee or shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board or committee which authorizes the contract or transaction.

                                   ARTICLE SIX
                         OFFICERS, AGENTS AND EMPLOYEES

     6.1     General Provisions.  The officers of the Corporation shall be a
             ------------------
chief executive officer, a president and a secretary, and may include a treasurer, chairman of the board, one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers. The officers shall be elected by the board of directors at the first meeting of the board of directors after the annual meeting of the shareholders in each year or, if specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The board of directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the board of directors. All officers shall hold office until the meeting of the board of directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent or employee of the Corporation may be removed by the board of directors with or without cause. Removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the board of directors shall be fixed by the board of directors or by a committee thereof, and this power may also be delegated to any officer, agent or employee as to persons under his or her direction or control. The board of directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

     6.2     Powers and Duties of the Chairman of the Board, the Chief Executive
             -------------------------------------------------------------------
Officer and the President.  The powers and duties of the chairman of the board,
-------------------------
the chief executive officer, and the president, subject to the supervision and control of the board of directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the board of directors.

          (a) The chairman of the board shall preside at all meetings of the board of directors and at all meetings of the shareholders. The chairman of the board shall perform such other duties as the board of directors may from time to time direct, but shall not participate in any major policy-making functions of the Corporation other than in his or her capacity as a director of the Corporation. The vice-chairman shall act as chairman of the board of directors unless another director is elected chairman.

          (b) The chief executive officer shall have general charge of the business and affairs of the Corporation and shall keep the board of directors fully advised. The chief executive officer shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the board of directors, and he or she may delegate these powers. The chief executive officer may vote the shares or other securities of any other domestic or foreign Corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The board of directors, by resolution from time to time, may confer like powers upon any other person or persons.

          (c) The president shall, as directed by the chief executive officer, have general charge of the business and affairs of the Corporation and shall keep the chief executive officer and the board of directors fully advised. The president shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the board of directors, and he or she may delegate these powers. The president may vote the shares of other securities of any other domestic or foreign Corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The board of directors, by resolution from time to time, may confer like powers upon any other person or persons.

     6.3     Powers and Duties of Vice Presidents.  Each vice president shall
             ------------------------------------
have such powers and perform such duties as the board of directors, the chief executive officer or the president may prescribe and shall perform such other duties as may be prescribed by these bylaws. In the absence or inability to act of the chief executive officer and the president, unless the board of directors shall otherwise provide, the vice president who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the president. The performance of any such duty by a vice president shall be conclusive evidence of his or her power to act.

     6.4     Powers and Duties of the Secretary.  The secretary shall have
             ----------------------------------
charge of the minutes of all proceedings of the shareholders and of the board of directors and shall keep the minutes of all their meetings at which he or she is present. Except as otherwise provided by these bylaws, the secretary shall attend to the giving of all notices to shareholders and directors. He or she shall have charge of the seal of the Corporation, shall attend to its use on all documents the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest the same by his or her signature whenever required. The secretary shall have charge of the record of shareholders of the Corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the board of directors may direct. Subject to the control of the board of directors, the secretary shall have all such powers and duties as generally are incident to the position of secretary or as may be assigned to the secretary by the president, the chief executive officer or the board of directors.

     6.5     Powers and Duties of the Treasurer.  The treasurer shall have
             ----------------------------------
charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the board of directors may authorize. The treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The treasurer shall have all such powers and duties as generally are incident to the position of treasurer or as may be assigned to the treasurer by the president, the chief executive officer or by the board of directors.

     6.6     Appointment, Powers and Duties of Assistant Secretaries.  Assistant
             -------------------------------------------------------
secretaries may be appointed by the president, the chief executive officer or elected by the board of directors. In the absence or inability of the secretary to act, any assistant secretary may perform all the duties and exercise all the powers of the secretary. The performance of any such duty shall be conclusive evidence of the assistant secretary's power to act. An assistant secretary shall also perform such other duties as the secretary or the board of directors may assign to him or her.

     6.7     Appointment, Powers and Duties of Assistant Treasurers.  Assistant
             ------------------------------------------------------
treasurers may be appointed by the president, the chief executive officer or elected by the board of directors. In the absence or inability of the treasurer to act, an assistant treasurer may perform all the duties and exercise all the powers of the treasurer. The performance of any such duty shall be conclusive evidence of the assistant treasurer's power to act. An assistant treasurer shall also perform such other duties as the treasurer or the board of directors may assign to him or her.

     6.8     Delegation of Duties.  In case of the absence of any officer of the
             --------------------
Corporation, or for any other reason that the board of directors may deem sufficient, the board of directors (or in the case of assistant secretaries or assistant treasurers only, the chief executive officer and the president) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.


                                  ARTICLE SEVEN
                                  CAPITAL STOCK

     7.1     Certificates.  (a) The interest of each shareholder shall be
             ------------
evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the board of directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

          -    the name of this Corporation;

          - that the Corporation is organized under the laws of the State of Georgia;

          - the name or names of the person or persons to whom the certificate is issued;

          - the number and class of shares, and the designation of the series, if any, which the certificate represents; and

          - if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.

          (b) Each certificate shall be signed by the chief executive officer, the president or a vice president and the secretary or an assistant secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     7.2     Shareholder List.  The Corporation shall keep or cause to be kept a
             ----------------
record of the shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.

     7.3     Transfer of Shares.  Transfers of stock shall be made on the books
             ------------------
of the Corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these bylaws.

     7.4     Record Dates.  For the purpose of determining shareholders entitled
             ------------
to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     7.5     Registered Owner.  The Corporation shall be entitled to treat the
             ----------------
holder of record of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.6     Transfer Agent and Registrars.  The board of directors may appoint
             -----------------------------
one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

     7.7     Lost Certificates.  Any person claiming a certificate of stock to
             -----------------
be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the board of directors may require and, if the directors so require, shall give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the board of directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

     7.8     Fractional Shares or Scrip.  The Corporation may, when and if
             --------------------------
authorized so to do by its board of directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, share exchanges or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the Corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the board of directors, be entitled to exercise any rights of a shareholder of the Corporation, including voting rights, dividend rights or the right to participate in any assets of the Corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the Corporation may pay in cash the fair value of fractional interests as determined by the board of directors; and the board of directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.


                                  ARTICLE EIGHT
                   BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS

     8.1     Inspection of Books and Records.  (a) Any person who shall be the
             -------------------------------
holder of record of, or authorized in writing by the holders of record of, at least two (2%) percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes and record of shareholders and to make extracts therefrom.

          (b) A shareholder may inspect and copy the records described in the immediately preceding paragraph only if (i) his or her demand is made in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder; (ii) the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect; (iii) the records are directly connected with the stated purpose; and
(iv) the records are to be used only for that purpose.

          (c) If the secretary or a majority of the Corporation's board of directors or executive committee members find that the request is proper, the secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

          (d) If said request is found by the secretary, the board of directors or the executive committee to be improper, the secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The secretary shall specify in said notice the basis for the rejection of the shareholder's request.

          (e) The secretary, the board of directors and the executive committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

     8.2     Seal.  The corporate seal shall be in such form as the board of
             ----
directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation.
     8.3     Annual Statements.  Not later than four months after the close of
             -----------------
each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

          (a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and

          (b) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of its most recent balance sheet and profit and loss statement.


                                  ARTICLE NINE
                                 INDEMNIFICATION

     9.1     Authority to Indemnify.  The Corporation shall indemnify or
             ----------------------
obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director or officer of the Corporation (or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys'
fees), incurred in connection with the proceeding if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself,
               ---- ----------
determinative that the director or officer did not meet the standard of conduct set forth above. Indemnification permitted under this action in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

     9.2     Mandatory Indemnification.  To the extent that a director or
             -------------------------
officer of the Corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein , because he or she is or was a director or officer of the Corporation, the Corporation shall indemnify the director or officer against reasonable expenses incurred by him or her in connection therewith.

     9.3     Advance for Expenses.  The Corporation shall pay for or reimburse
             --------------------
the reasonable expenses incurred by a director or officer of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding if
(a) he or she furnishes the Corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section
9.1 of this section, and (b) he or she furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this section must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

     9.4     Court-ordered Indemnification and Advances for Expenses.
             -------------------------------------------------------
A director or officer of the Corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

     9.5     Determination of Indemnification.  Except as provided in
             --------------------------------
Section 9.2 and except as may be ordered by the court, the Corporation may not indemnify a director or officer under Section 9.1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director or officer is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 9.1. The determination shall be made:

          (a) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings;

          (b) If a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (c)     By special legal counsel:

               (i) Selected by the board of directors or its committee in the manner prescribed in paragraph (a) or (b) of this section; or

               (ii) If a quorum of the board of directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full board of directors (in which selection directors who are parties may participate);

          (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     9.6     Evaluation of Expenses.  An evaluation as to the reasonableness of
             ----------------------
expenses shall be made in the same manner as the determination that indemnification is permissible in the circumstances because the director or officer has met the standard of conduct set forth in Section 9.1, except that if the determination is made by special legal counsel, an evaluation as to the reasonableness of expenses shall be made by those entitled under subsection (c) of Section 9.5 to select counsel.

     9.7     Other Rights.  The indemnification and advancement of expenses
             ------------
provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the stockholders, both as to action by a director or officer in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director or officer pursuant to this
Section 9.7 by the Corporation for liability for (a) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;
(b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the Corporation or otherwise; or (d) any transaction from which the director or officer derived an improper material tangible personal benefit.

     9.8     Insurance.  The Corporation may purchase and maintain insurance on
             ---------
behalf of an individual who is or was a director or officer of the Corporation or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer whether or not the Corporation would have power to indemnify him or her against the same liability under this Article Nine.

     9.9     Continuation of Expenses.  The indemnification and advancement of
             ------------------------
expenses provided by or granted pursuant to this Article Nine shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.


                                   ARTICLE TEN
                           NOTICES; WAIVERS OF NOTICE

     10.1     Notices.  Except as otherwise specifically provided in these
              -------
bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice, by telegram or cablegram, or by mail by depositing the same in the post office or letter box ina postage prepaid sealed wrapper, addressed to such shareholder, director or officer at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

     10.2     Waivers of Notice.  Except as otherwise provided in these bylaws,
              -----------------
when any notice is required to be given by law, by the Articles of Incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder's attorney or proxy duly appointed in writing.


                                 ARTICLE ELEVEN
                                EMERGENCY POWERS

     11.1     Bylaws.  The board of directors may adopt emergency bylaws,
              ------
subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these Bylaws, be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its board of directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

     11.2     Lines of Succession.  The board of directors, either before or
              -------------------
during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

     11.3     Head Office.  The board of directors, either before or during any
              -----------
such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

     11.4     Period of Effectiveness.  To the extent not inconsistent with any
              -----------------------
emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

     11.5     Notices.  Unless otherwise provided in emergency bylaws, notice of
              -------
any meeting of the board of directors during any such emergency may be given only to such of the directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

     11.6     Officers as Directors Pro Tempore.  To the extent required to
              ---------------------------------
constitute a quorum at any meeting of the board of directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

     11.7     Liability of Officers and Directors.  No officer or director
              -----------------------------------
acting in accordance with any emergency bylaw shall be liable except for willful misconduct. No officer or director shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.


                                 ARTICLE TWELVE
                           CHECKS, NOTES, DRAFTS, ETC.

     Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the board of directors by resolution shall from time to time designate.


                                ARTICLE THIRTEEN
                                   AMENDMENTS

     The bylaws of the Corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the board of directors at any regular or special meeting of the board of directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted or altered by the board of directors. Except as otherwise provided in the Articles of Incorporation, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the board of directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.